EXHIBIT 99

CONTACT:     Thor Erickson – Investor Relations
            (770) 989-3110

            Laura Brightwell – Media Relations
            (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.
REPORTS FIRST-QUARTER 2008 RESULTS

•	CCE reports EPS of 2 cents; excluding the impact of restructuring costs and other items affecting comparability, EPS was 8 cents, one cent below prior year.

•	Soft economic conditions in North America limit first quarter performance; Europe continues to generate improving results driven by volume growth of 7 percent.

•	CCE refines 2008 guidance and now expects full-year EPS in a range of $1.50 to $1.55, excluding items affecting comparability and including expected currency impact.

ATLANTA, April 24, 2008 -- Coca-Cola Enterprises (NYSE: CCE) today reported first-quarter 2008 net income of $8 million, or 2 cents per diluted share.  After adjusting for items affecting comparability, including restructuring charges, net income totaled $38 million, or 8 cents per diluted share. The following table reconciles reported and comparable earnings per share:

	First Quarter
	2008	2007
Reported (GAAP)	$0.02	$0.03
Restructuring Charges	0.04	0.04
Loss on Equity Securities	-	0.02
Net Tax Items	0.02	-
Comparable Diluted Net Earnings Per Share(a)	$0.08	$0.09
(a) This non-GAAP financial information is provided to allow investors to more clearly evaluate operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of ongoing results.

 Key operating factors in the first quarter include softer than expected volume in North American single-serve packages, particularly in sparkling beverages and Dasani, continued European operating improvement, and the benefits of restructuring programs and operating expense initiatives.

As a result of these factors, total revenues grew 7 percent as consolidated comparable volume was up 1½ percent with currency-neutral pricing growth of 4 percent. Consolidated comparable operating income decreased 10½ percent, while on a segment basis, comparable North American operating income declined approximately 32 percent and comparable European operating income rose 31 percent. Comparable EPS results reflect a benefit from currency translation of approximately 1 cent.  Pages 8 through 10 of this release provide a reconciliation of reported and comparable operating results.

“While weakness in North America’s economic environment tempered our first quarter results, we remain focused on executing against our three strategic objectives, ensuring the continued success of our restructuring programs, and controlling our operating expenses,” said John F. Brock, chairman and chief executive officer. “We continue to believe that our operating and brand initiatives, coupled with the outstanding marketplace execution generated by our skilled, dedicated work force, will create increasing levels of growth.”

In the first quarter, North American physical case bottle and can volume was flat while net pricing per case was up 4½ percent, and cost of sales per case grew 9 percent.  These results reflect the mix impact of the expanded still beverage portfolio.  Pricing and cost of sales growth statistics are comparable and exclude the effects of currency translation.

Europe achieved strong volume growth of 7 percent, including 11 percent in Great Britain and 4 percent on the continent, reflecting sales growth in sparkling and still beverages. Net pricing per case grew 1 percent.

 “We believe positive topline trends in Europe, coupled with the improvement generated by North American operating and brand initiatives, will enable us to achieve solid earnings growth,” Mr. Brock said. “As we work to achieve this target, it is important that we respond to the marketplace challenges created by the current North American economic environment. We are working quickly and aggressively with The Coca-Cola Company on specific strategies that will strengthen our ability to deliver against our objectives.”

Full-Year 2008 Outlook

 For the full year, CCE expects EPS performance in a range of $1.50 to $1.55. The company also expects return on invested capital to improve in line with the long-term goal of 30 basis points or more of annual improvement, strong free cash flow (cash flow from operations less capital spending, net of asset disposal) of more than $700 million, and capital expenditures of approximately $1 billion.  The effective tax rate for 2008 is expected to be approximately 28 percent.  Guidance excludes items affecting comparability and includes expected currency translation impact.

Conference Call with Investors

CCE will host a conference call with analysts and investors today at 9:30 a.m. ET. The call can be accessed through the company’s website at www.cokecce.com.

Coca-Cola Enterprises is the world's largest marketer, distributor and producer of bottle and can liquid nonalcoholic refreshment. CCE sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on the currently available competitive, financial, and economic data along with our operating plans and are subject to future events and uncertainties. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties statements found under Item 1A of Part I in our 2007 Form 10-K.

# # #

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; In Millions, Except Per Share Data)

	First Quarter
	2008(a)	2007(b)	Change
Net Operating Revenues	$4,892	$4,567	7%
Cost of Sales	3,108	2,815	10½ %
Gross Profit	1,784	1,752	2%
Selling, Delivery, and Administrative Expenses	1,621	1,561	4%
Operating Income	163	191
Interest Expense, Net	142	156
Other Nonoperating Expense, Net	1	14
Income Before Income Taxes	20	21
Income Tax Expense	12	6
Net Income	$8	$15
Basic Weighted Average Common Shares Outstanding	485	478
Basic Net Earnings Per Share(c)	$0.02	$0.03
Diluted Weighted Average Common Shares Outstanding	493	483
Diluted Net Earnings Per Share(c)	$0.02	$0.03

(a) First-quarter 2008 net income includes net unfavorable items totaling $30 million, or 6 cents per diluted common share.
See page 8 of this earnings release for a list of these items.

(b) First-quarter 2007 net income includes net unfavorable items totaling $28 million, or 6 cents per diluted common share.
See page 8 of this earnings release for a list of these items.

(c) Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; In Millions)
	March 28,	December 31,
	2008	2007
ASSETS
Current:
Cash and cash equivalents	$60	$170
Trade accounts receivable, net	2,549	2,217
Amounts receivable from The Coca-Cola Company	166	144
Inventories	1,098	924
Current deferred income tax assets	183	206
Prepaid expenses and other current assets	438	431
Total Current Assets	4,494	4,092
Property, plant, and equipment, net	6,752	6,762
Goodwill	604	606
Franchise license intangible assets, net	11,852	11,767
Customer distribution rights and other
noncurrent assets, net	847	819
	$24,549	$24,046
LIABILITIES AND SHAREOWNERS’ EQUITY
Current:
Accounts payable and accrued expenses	$2,997	$2,924
Amounts payable to The Coca-Cola Company	482	369
Deferred cash receipts from The Coca-Cola Company	46	48
Current portion of debt	2,406	2,002
Total Current Liabilities	5,931	5,343
Debt, less current portion	7,288	7,391
Retirement and insurance programs and
other long-term obligations	1,354	1,309
Deferred cash receipts from The Coca-Cola Company,
less current	112	124
Long-term deferred income tax liabilities	4,154	4,190
Shareowners’ equity	5,710	5,689
	$24,549	$24,046

COCA-COLA ENTERPRISES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; In Millions)

	Three Months Ended
	March 28,	March 30,
	2008	2007
Cash Flows From Operating Activities
Net income	$8	$15
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	256	262
Loss on equity securities	-	14
Net change in customer distribution rights	6	3
Share-based compensation expense	14	12
Deferred funding income from The Coca-Cola Company, net of cash received	(14)	(13)
Deferred income tax expense	17	3
Pension and other postretirement expense less than contributions	(52)	(72)
Net changes in assets and liabilites, net of acquisition amounts	(298)	(291)
Net cash used in operating activities	(63)	(67)
Cash Flows From Investing Activities
Capital asset investments	(233)	(207)
Capital asset disposals	3	17
Other investing activities	(5)	(3)
Net cash used in investing activities	(235)	(193)
Cash Flows From Financing Activities
Increase in commercial paper, net	498	506
Issuances of debt	104	112
Payments on debt	(395)	(421)
Dividend payments on common stock	(34)	(29)
Exercise of employee share options	14	11
Other financing activities	1	6
Net cash derived from financing activities	188	185
Net effect of exchange rate changes on cash and cash equivalents	-	1
Net Change In Cash and Cash Equivalents	(110)	(74)
Cash and Cash Equivalents at Beginning of Period	170	184
Cash and Cash Equivalents at End of Period	$60	$110

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)

Reconciliation of Income(a)	First-Quarter 2008
		Items Impacting Comparability
	Reported (GAAP)	Restructuring Charges	Loss on Equity Securities	Net Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$4,892	$-	$-	$-	$4,892
Cost of Sales	3,108	-	-	-	3,108
Gross Profit	1,784	-	-	-	1,784
Selling, Delivery, and Administrative Expenses	1,621	(31)	-	-	1,590
Operating Income	163	31	-	-	194
Interest Expense, Net	142	-	-	-	142
Other Nonoperating Expense, Net	1	-	-	-	1
Income Before Income Taxes	20	31	-	-	51
Income Tax Expense	12	9	-	(8)	13
Net Income	$8	$22	$-	$8	$38
Diluted Net Earnings Per Share	$0.02	$0.04	$-	$0.02	$0.08

Reconciliation of Income(a)	First-Quarter 2007
		Items Impacting Comparability
	Reported (GAAP)	Restructuring Charges	Loss on Equity Securities	Net Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$4,567	$-	$-	$-	$4,567
Cost of Sales	2,815	-	-	-	2,815
Gross Profit	1,752	-	-	-	1,752
Selling, Delivery, and Administrative Expenses	1,561	(26)	-	-	1,535
Operating Income	191	26	-	-	217
Interest Expense, Net	156	-	-	-	156
Other Nonoperating Expense, Net	14	-	(14)	-	-
Income Before Income Taxes	21	26	14	-	61
Income Tax Expense	6	8	4	-	18
Net Income	$15	$18	$10	$-	$43
Diluted Net Earnings Per Share	$0.03	$0.04	$0.02	$-	$0.09

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends.
Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)

	First-Quarter 2008
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)	Restructuring Charges	Comparable (non-GAAP)
North America	$106	$26	$132
Europe	171	2	173
Corporate	(114)	3	(111)
Operating Income	$163	$31	$194

	First-Quarter 2007
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)	Restructuring Charges	Comparable (non-GAAP)
North America	$173	$22	$195
Europe	131	1	132
Corporate	(113)	3	(110)
Operating Income	$191	$26	$217

Segment Revenue	First Quarter
	2008	2007
North America	$3,353	$3,237
Europe	1,539	1,330
Net Operating Revenues	$4,892	$4,567

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

First-Quarter 2008 Change Versus First-Quarter 2007
	North America	Europe	Consolidated
Net Revenues Per Case
Change in Net Revenues per Case	5.0%	10.0%	7.0%
Impact of Customer Marketing and Other
Promotional Adjustments	(0.5)%	0.0%	(0.5)%
Impact of Post Mix, Non-Trade, and Other	1.0%	0.0%	1.0%
Bottle and Can Net Pricing Per Case(a)	5.5%	10.0%	7.5%
Impact of Currency Exchange Rate Changes	(1.0)%	(9.0)%	(3.5)%
Currency-Neutral Bottle and Can
Net Pricing per Case(b)	4.5%	1.0%	4.0%

Cost of Sales Per Case
Change in Cost of Sales per Case	9.0%	11.5%	10.0%
Impact of Excluding Post Mix, Non-Trade and Other	1.5%	0.0%	1.0%
Bottle and Can Cost of Sales Per Case(c)	10.5%	11.5%	11.0%
Impact of Currency Exchange Rate Changes	(1.5)%	(9.5)%	(4.0)%
Currency-Neutral Bottle and Can
Cost of Sales per Case(b)	9.0%	2.0%	7.0%

Physical Case Bottle and Can Volume
Change in Volume	(1.5)%	5.5%	0.0%
Impact of Selling Day Shift	1.5%	1.5%	1.5%
Comparable Bottle and Can Volume(d)	0.0%	7.0%	1.5%

	First Quarter
Reconciliation of Free Cash Flow(e)	2008	2007	Full-Year 2008 Forecast
Net Cash From Operating Activities	$(63)	$(67)	$ 1,700 (Approx.)
Less: Capital Asset Investments	(233)	(207)	(1,025) (Approx.)
Add: Capital Asset Disposals	3	17	25 (Approx.)
Free Cash Flow	$(293)	$(257)	$ 700 (Approx.)

	March 28,	December 31,
Reconciliation of Net Debt(f)	2008	2007
Current Portion of Debt	$2,406	$2,002
Debt, Less Current Portion	7,288	7,391
Less: Cash and Cash Equivalents	(60)	(170)
Net Debt	$9,634	$9,223

(a)	The non-GAAP financial measure "Bottle and Can Net Pricing per Case" is used to more clearly evaluate bottle and can pricing trends in the marketplace. The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail environment. Our bottle and can sales accounted for approximately 91 percent of our net revenue during the first quarter of 2008.

(b)	The non-GAAP financial measures "Currency-Neutral Bottle and Can Net Pricing per Case" and "Currency-Neutral Bottle and Can Cost of
Sales per Case" are used to separate the impact of currency exchange rate changes on our operations.

(c)	The non-GAAP financial measure "Bottle and Can Cost of Sales per Case" is used to more clearly evaluate cost trends for bottle and can products. The measure excludes the impact of fountain ingredient costs as well as marketing credits and Jumpstart funding, and allows investors to gain an understanding of the change in bottle and can ingredient and packaging costs.

(d)	"Comparable Bottle and Can Volume" excludes the impact of changes in the number of selling days between periods. The measure is used to analyze the performance of our business on a constant period basis. There was one less selling day in the first quarter of 2008 versus the first quarter of 2007.

(e)	The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(f)	The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.